UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2017

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Herndon Parkway, Suite A, Herndon, Virginia 20170

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 464-4735

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017 Command Security Corporation (the “Company,” “our” or “we”) held our 2017 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, our shareholders approved the amendment and restatement of the Command Security Corporation 2009 Omnibus Incentive Plan (as amended and restated, the “Plan”). The Plan amendments (i) increased the number of common shares available for issuance under the Plan by 1,750,000 shares, from 2,250,000 to 4,000,000, (ii) extended the term of the Plan through September 14, 2027, (iii) provided for the extension of the exercise period of a stock option if the stock option would expire at a time when exercise of the option would violate securities laws, (iv) amended and clarified the performance criteria that may be used to grant performance compensation awards under the Plan that may qualify as “performance-based compensation” under Section 162(m) of the Code, (v) clarified the factors that the Company’s compensation committee (the “Committee”) may use in reducing awards in its discretion, (vi) permitted the Committee to satisfy withholding obligations above the minimum required statutory withholding liability, and (vii) clarified when awards may be subject to clawback policies. The effective date of the Plan is July 18, 2017, which is the date that our Board of Directors initially approved it (subject to shareholder approval).

We have provided a description of the Plan under the heading “Proposal Three — Approval of the Amendment and Restatement of the 2009 Omnibus Equity Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on July 28, 2017 (the “Proxy Statement”). We incorporate that description herein by reference, which description we have also included as Exhibit 99.1 hereto. We qualify that description in its entirety by reference to the Plan, as amended and restated, set forth in Annex A to the Proxy Statement, which we have included as Exhibit 10.1 hereto and incorporate herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the matters set forth below.

1.	Election of Directors

Our shareholders re-elected Craig P. Coy and Jerry L. Johnson as Class I directors to serve until the 2019 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. We set forth below the results of the shareholder vote for each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
Craig P. Coy	5,295,851	57,388	2,045,194
Jerry L. Johnson	5,276,856	76,383	2,045,194

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of D’Arcangelo & Co., LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2018. We set forth below the results of the shareholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,358,933	16,086	23,414	N/A

3.	Approval of the Plan

Our shareholders approved the Plan. We set forth below the results of the shareholder vote on this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,781,702	542,043	29,494	2,045,194

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

We incorporate by reference herein the following exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Command Security Corporation’s 2009 Omnibus Equity Incentive Plan, as amended and restated (incorporated by reference to Annex A to Command Security Corporation’s Definitive Proxy Statement on Schedule 14A (File No. 001-33525) filed on July 28, 2017).

99.1	The section entitled “Proposal Three — Approval of the Amendment and Restatement of the 2009 Omnibus Equity Incentive Plan” appearing in Command Security Corporation’s Definitive Proxy Statement on Schedule 14A (incorporated by reference to Command Security Corporation’s Definitive Proxy Statement on Schedule 14A (File No. 001-33525) filed on July 28, 2017).

EXHIBIT INDEX

Exhibit No.	Description
10.1	Command Security Corporation’s 2009 Omnibus Equity Incentive Plan, as amended and restated (incorporated by reference to Annex A to Command Security Corporation’s Definitive Proxy Statement on Schedule 14A (File No. 001-33525) filed on July 28, 2017).

99.1	The section entitled “Proposal Three — Approval of the Amendment and Restatement of the 2009 Omnibus Equity Incentive Plan” appearing in Command Security Corporation’s Definitive Proxy Statement on Schedule 14A (incorporated by reference to Command Security Corporation’s Definitive Proxy Statement on Schedule 14A (File No. 001-33525) filed on July 28, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
Name:	N. Paul Brost
Title:	Chief Financial Officer

Dated: September 20, 2017